UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California	95035-7405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2011, Dialogic Corporation, a British Columbia corporation and wholly owned subsidiary of Dialogic Inc. (the “Company”), and Jean Gagnon, the Company’s principal accounting officer and principal financial officer, entered into a Second Amendment (the “Amendment”) to Mr. Gagnon’s existing Employment Agreement, dated November 2, 2009, as amended (the “Agreement”).

The Amendment provides that (i) Mr. Gagnon’s resignation on or before December 31, 2011 shall constitute a Constructive Dismissal for purposes of the Agreement and (ii) on or about January 31, 2012, Mr. Gagnon shall receive a one-time retention bonus of CAD $100,000 (the “Retention Bonus”). Under the terms of the Amendment, Mr. Gagnon shall also receive the Retention Bonus in the event he is terminated for any reason other than Cause, as defined in the Agreement, prior to December 31, 2011.

The foregoing summary of the Amendment is qualified in its entirety by the Amendment, which is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, dated August 26, 2011, by and between Dialogic Inc. and Jean Gagnon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: August 26, 2011
	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement, dated August 26, 2011, by and between Dialogic Inc. and Jean Gagnon.